                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                       ---------------------

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                               1934


                         February 22, 1999
            Date of Report (Date earliest event reported)
                        -------------------------

                            VALUE HOLDINGS, INC.
       (exact name of registrant as specified in its charter)

                                FLORIDA
            (State or other jurisdiction of incorporation)



        0-15076                                59-2388734
       ---------                              -----------
  (Commission File Number)                   (IRS Employer
                                         Identification Number)


          2307 Douglas Road, Ste 400, Miami, Fla 33145
       -------------------------------------------------

 Registrant s Telephone Number, Including Area Code (305) 868-3946
                        ----------------

                              N/A
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

















<PAGE 2>

                     Item 2. Acquistion of Assets

On February 25, 1999 Value Holdings, Inc. through its subsidiray corporation, Network Forest Products Limited, acquired substantially all of the assets of John Ziner Lumber Limited, an Ontario corporation. John Ziner Lumber Limited is involved in the wholesale distribution and remanufacturing of lumber. Value Holdings intends to use the acquired assets in the same type of business.

Value Holdings owns all of the issued and outstanding Class A common shares of Network Forest Products. The Class A common shares are the only shares with voting rights. Robert Ziner, formerly an executive with John Ziner Lumber and now president of Network Forest Products and Value Holdings, is the beneficial owner of 3,416,335 Series B Special shares of Network Forest Products, held by 1341125 Ontario Limited, which have no voting rights, but which are exchangeable for a certain number of common shares of Value Holdings, as is set forth in the February 22, 1999 Exchange Agreement between Mr. Ziner and Value Holdings. Additionally, 5,253,147 Series A Preferred shares were issued to John Ziner Lumber Limited as part of the purchase price. The Series A Preferred shares are redeemable by the Purchaser for $1.00 Canadian dollar per share plus any declared unpaid dividends thereon, and bear a cumulative dividend at the rate of 5% per annum calculated annually and payable semi-annually.

The Company purchased the assets for $21,044,335 Canadian dollars. This amount includes $5,807,611 Canadian dollars for accounts receivable; $5,531,025 Canadian dollars for inventory; $98,138 for sundry receivables; and $6,761,302 to replace a bank operating loan. Financing for the transaction was provided by BNY Financial Corporation - Canada, a subsidiary of the Bank of New York. Value Holdings has provided a guarantee to BNY Financial Corporation - Canada securing the indebtedness of Network Forest Products.


Item 6.   Resignations of Registrants Directors.

Jeffrey Kurtz and Eugene Bialys resigned as directors of Value
Holdings, Inc., effective February 22, 1999. Neither Mr. Kurtz nor Mr. Bialys resigned due to any conflict, dispute or disagreement with the Company.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

(c) 10.53 Asset Purchase Agreement dated February 22, 1999 between Network Forest Products, John Ziner Lumber Limited and Value
Holdings, Inc.


     10.54 Exchange Agreement dated February 22, 1999 between
Robert Ziner and Value Holdings, Inc.

     10.55 Guarantee dated February 22, 1999 by Value Holdings,
Inc., in favor of BNY Financial Corporation -- Canada.

     17.01 Resignation of Jeffrey Kurtz as a director of Value
Holdings, Inc.

     17.02 Resignation of Eugene Bialys as a director of Value
Holdings, Inc.


SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VALUE HOLDINGS, INC,

                                       By /s/ Robert Ziner
                                         -----------------------
                                         Robert Ziner
                                         President
Date: March 4, 1999

Exhibit 10.53  Asset Purchase Agreement



ASSET PURCHASE AGREEMENT


As of the _____ day of February, 1999

BETWEEN:

JOHN ZINER LUMBER LIMITED
65 Passmore Avenue
Scarborough, Ontario, M1S 3C6, Canada
fax # 416-291-0598
(referred to in this Agreement as the  Vendor )

OF THE FIRST PART

-and-

NETWORK FOREST PRODUCTS LIMITED
65 Passmore Avenue
Scarborough, Ontario, M1S 3C6 Canada
fax # 416-366-4224
(Referred to in this Agreement as the  Purchaser )

OF THE SECOND PART

- and -

VALUE HOLDINGS, INC.
2307 Douglas Road
Miami, Florida, 33143
fax # 305-447-8770
(Referred to in this Agreement as the  Guarantor )

OF THE THIRD PART

                              - and -

LEONARD ROSENBERG
of the City of Toronto
with offices at 144 King Street West
(Referred to in this Agreement as the  Indemnifier )

OF THE FOURTH PART


RECITALS:

A.The Vendor owns and operates a business from premises located at 65 Passmore Ave. Scarborough, Ontario, Canada (the Premises ) under the name of John Ziner Lumber Limited (the Business ).

B.The Business consists of a lumber distribution centre and a lumber remanufacturing plant on 14 acres of leased land in the City of Toronto.

C.The Vendor wishes to sell and the Purchaser wishes to purchase the Vendor's assets which constitute the Business including goodwill (the Purchased Assets ).

D.The Purchaser is a wholly-owned subsidiary of the Guarantor and the Guarantor has agreed to enter into this Agreement for the purpose of guaranteeing the due performance of the obligations of the Purchaser hereunder.

THE PARTIES THEREFORE AGREE as follows:

PURCHASE OF BUSINESS

1.01 Purchase and Sale: The Vendor hereby agrees to sell, transfer, convey and assign to the Purchaser and the Purchaser hereby agrees to purchase from the Vendor, all of the Vendor's right, title and interest in and to the property, assets and undertaking of the Vendor used in connection with the Business (collectively, the Purchased Assets ) which Purchased Assets shall include, without limitation, the following:


(a) all machinery, equipment, tools, supplies, furniture, furnishings (whether or not fixtures) and accessories of all kinds used in connection with the Business as at the date hereof, including those assets more particularly described in Schedule A hereto;

(b) all inventories of and pertaining to the Business as at the date hereof, including those more particularly described in Schedule A hereto;

(c) all vehicles of and pertaining to the Business as at the date hereof, including those more particularly described in Schedule A hereto;

(d) subject to clause 1.03, all supplies for use in connection with the Business as at the date hereof;

(e) the full benefit of all unfilled orders received by the Vendor in connection with the Business which were in existence as of the date hereof;

(f) the full benefit of all other contracts to which the Vendor was entitled in connection with the Business;

(g) all accounts receivable and the Sundry Receivables described in Schedule "M" and other book debts due or accruing due to the Vendor in connection with the Business as at the date hereof, except for the following (collectively, the Excluded
Receivables ):

  (i) the loans receivable as set out in the Unaudited Financial
Statements of the Vendor for the period ending on September 30, 1998 and

  (ii) the receivables described in Schedule  B  hereto (
Litigation Receivables );

(h) all prepaid expenses of and pertaining to the Business as at the date hereof;

(i) subject to section 1.03, the goodwill of the Business;

(j) any interest of the Vendor in the Palletto lease of the Vendor s Premises; and

(k) all other property and assets owned by the Vendor or to which it is entitled in connection with the Business, provided that the Purchased Assets shall include any additions, accretions, increases and supplements in and to the Purchased Assets between the date hereof and the Closing Date.

1.02 Excluded Assets: The assets which are excluded from the Purchased Assets (collectively, the Excluded Assets ) are the Excluded Receivables (described in subsection 1.01(g) hereof) the books, records, working papers, files and documents of the Vendor and the right to use the name Ziner Lumber other than as set out in section 1.03 hereof.

1.03  Limited Right to Use the Vendor's Business Stationery:  The
Vendor hereby agrees to grant to the Purchaser the right to use the following business stationery which are included in the Purchased Assets and which have the Vendor's name pre-printed thereon, as follows:

(a) the statements, purchase orders, and envelopes bearing the Vendor s name may be used:

(i) for a period of two weeks following the Closing Date, only if such envelopes bear the Purchaser's name and the Vendor's pre-printed name is struck out by hand or otherwise; and

(ii) thereafter only if the Vendor's name is completely covered by a label or printed markings; and

(b) the invoice and packing slip forms bearing the Vendor's name may be used until the current stock of such documents has been depleted, provided that each part of the form bears the Purchaser s name in bold large letters and the Vendor's pre-printed name is struck out by hand, label or otherwise.

Other than as set out above, the Purchaser hereby undertakes and agrees that it will not use the name Ziner Lumber or John Ziner Lumber or any other name or business style of which Ziner Lumber forms a part as part of any trademark, trade, business or corporate name in respect of any of its businesses. The Purchaser agrees to indemnify the Vendor and save it harmless from any claims that may arise regarding the Purchaser's use of the name Ziner Lumber or John Ziner Lumber or any other name or business style of which Ziner Lumber forms a part in contravention of the terms set forth in this section. The Purchaser shall be entitled to refer to itself as the purchaser of the assets of the Vendor and Purchaser agrees that it shall not represent itself as carrying on the Business in continuation of the Vendor and/or in succession to the Vendor except that the Purchaser shall be entitled to have a one line listing in the Yellow Pages under Ziner Lumber to refer the reader to the Purchaser's telephone listing. Purchaser agrees to make no announcement of the sale of the business that is not approved by the Vendor in writing.

1.04 Closing: The closing of this transaction will take place on February 19, 1999 or such other date as may be mutually agreed to by the parties hereto (the Closing Date ).

PURCHASE PRICE

2.01 The Purchase Price payable by the Purchaser for the Purchased Assets is allocated subject to Sections 5.01 and 5.02 as follows:

          Accounts Receivable:     $  5,807,611.00
          Inventory                   5,531,025.00
          Capital Assets              1,276,000.00
          Goodwill                    8,331,561.00
          Sundry Receivables:            98,138.10
                                    $21,044,335.10

2.02 The Purchase Price shall be payable as follows:

     (a)As to the sum of $6,761,302.41 in cash paid which is hereby directed be paid by the Purchaser to the Bank of Montreal; and

     (b)As to the sum of $98,138.10 in cash or certified cheque
(bank draft) paid in respect of the Sundry Receivables.

     (c)The sum of $1,000,000 by way of a promissory note to the Vendor on the Closing Date, a copy of which is annexed hereto as Schedule C . The promissory note described in subsection 2.02(a) above shall be secured by a general security agreement between the Vendor and the Purchaser, a copy of which is annexed hereto as Schedule C1 , and a guarantee of the Guarantor, a copy of which is annexed hereto as Schedule C2 .

     (d) As to the sum of $5,253,147.00 by the issuance of 5,253,147 Class A Shares by the Purchaser to the Vendor, which shares will have the attributes set out in Section 3.01 hereof;

     (e) By the assumption by the Purchaser of the accounts payable of the Vendor, particulars of which are set out in Schedule D hereto and by the assumption by the Purchaser of any liability of the Vendor for cheques of the Vendor which are outstanding on the Closing Date and are subsequently presented for payment, all of which the Purchaser covenants and agrees to pay and satisfy in the normal course as they fall due or are presented.

     (f) As to the sum of $3,416,335.00 by the issuance of 3,416,335 Class B Shares by the Purchaser to the Vendor, which shares have the attributes set out in Section 3.02 hereof.

     (g)As the sum of $675,619.81 in cash or certified cheque or bank draft regarding Closing Costs.

2.03 In consideration of inducing the Vendor to enter into this Agreement, the Indemnifier agrees to indemnify and save harmless the Vendor for any losses the Vendor sustains as a result of the Purchaser s default under clause 2.02(c) above, a copy of which Indemnification Agreement is attached as Schedule L .

2.04 In consideration of the Purchaser inducing the Vendor to enter into this Agreement, the Purchaser shall deliver as fully binding upon it the Undertaking attached Schedule O in respect of the accounts payable and outstanding cheques referred to in Section 2.02(e) above.

2.05 Except for the accounts payable assumed as set out in Section 2.02(d) hereof and except the express assumption of contractual liabilities hereunder which the Purchaser hereby covenants and agrees to pay and satisfy in full as and when such amounts and liabilities fall due, the Purchaser is not assuming any other liabilities relating to the Vendor, the Business or the Purchased Assets and the Vendor hereby indemnifies and holds harmless the Purchaser from and against any such liabilities.

PREFERENCE SHARES

3.01 The Class A Shares being issued as part of the Purchase Price ( Class A Shares ) will be non- voting, non-participating, redeemable by the Purchaser for $1.00 per share plus any declared unpaid dividends thereon, will bear a cumulative dividend at the rate of 5% per annum calculated annually and payable semi-annually. No dividends will be paid on any other class of share of the Purchaser pari passu with or in priority to the dividends to be paid on the Class A Shares, no shares of Purchaser are to be redeemed or purchased for cancellation pari passu with or in priority to the redemption of the Class A Shares. Purchaser will not sell nor permit the sale of its assets out of the ordinary course of business while any of the Class A Shares held by Vendor remain outstanding and Purchaser will covenant that no further Class A Shares will be issued by it. Value Holdings, Inc. will guarantee the payment of the dividends and on closing, the Purchaser shall deliver as fully binding upon it, the Undertaking by the Guarantor (re: share exchange) attached as Schedule P .

3.02 The Class B Shares being issued as part of the Purchase Price ( Class B Shares ) will be non-voting, non-participating, redeemable by the Purchaser for $1.00 per share plus any declared unpaid dividends thereon, with a non-fixed, non-cumulative dividend for each fiscal year.

3.03 The Class A Shares rank in priority over the Class B Shares and the common shares in the capital stock of the Purchaser as to dividends and the distribution of assets on the liquidation, dissolution or winding up or other distribution of its assets by way of repayment of capital.

RESTRICTION ON SUBSEQUENT SALE

4.01 While any amount of Class A Shares of the Purchaser described in Section 3.01 hereof remain outstanding, the Purchaser shall not sell, or permit the sale of any of the Purchased Assets out of the ordinary course of business.

ALLOCATION OF PURCHASE PRICE

5.01 The Vendor and Purchaser agree that the value so attributed to the Purchased Assets in Section 2.01 hereof is the respective fair market values of those assets and further agree to file in mutually agreeable form all elections required or desirable under the Income Tax Act (Canada) in respect of those allocations.

5.02 The Purchase Price shall be subject to adjustment, if applicable, as at the Date of Closing, for water, rental, gas, hydro rates, unearned insurance premiums, realty taxes, municipal taxes, fuel, mortgage interest, and other usual and similar prepaid expenses and accrued liabilities relating to the Business and to the Purchased Assets. If final billings are not then available, the said adjustments shall be made on the basis of the most recent billings then available and upon final billings becoming available, the parties hereto agree to readjust all such items, if necessary.

TAXES

6.01 The Purchaser shall pay any and all Ontario retail sales tax and G.S.T. which may be payable by the Purchaser pursuant to the Retail Sales Tax Act (Ontario) and the Excise Tax Act of Canada arising as a result of the completion of the purchase of the Purchased Assets contemplated herein. The Purchaser and the Vendor hereby agree to file an election if applicable to exempt the transaction from GST. Purchaser shall produce satisfactory evidence of payment on closing of R.S.T. and G.S.T.

BULK SALES

7.01 The Purchaser and the Vendor hereby waive compliance with the provisions of the Bulk Sales Act (Ontario). The Vendor hereby represents and warrants to the best of its knowledge that there are no accounts payable or loans outstanding other than those being assumed by the Purchaser pursuant to Section 2.02(d) hereof and in regard to the equipment and vehicle leases which are referred to as Permitted Encumbrances later in this Agreement and those non-arm s length creditors more specifically referred to and listed in Schedule S for whom the Vendor has produced signed Waivers on or before Closing. With respect to those creditors and amounts payable set out in Schedule D , the Purchaser agrees to indemnify and hold harmless the Vendor from any claims that may be asserted against it by reason of non-compliance with the Bulk Sales Act (Ontario). The Vendor shall provide the Purchaser with waivers from all non-arm's length creditors with respect to loans or payables owing to them.

7.02 The Vendor agrees to indemnify and hold harmless the Purchaser from any claims that may be asserted against it by reason of non-disclosure by the Vendor of an account payable and further agrees to indemnify and hold harmless the Purchaser in regard to any claim which results in an order of a court of competent jurisdiction which sets aside the sale, or declares it void under the Bulk Sales Act of Ontario.





CONDITIONS

THIS AGREEMENT IS CONDITIONAL IN FAVOUR OF THE PURCHASER ON THE
FOLLOWING:

8.01 Financing: This Agreement is conditional, on the Purchaser obtaining the necessary financing to complete the transaction in accordance with the attached letter of marked as Schedule E failing which this Agreement shall be of no effect.

8.02 New Lease: This Agreement is conditional on the Purchaser executing a new Lease of the Premises, a copy of which is attached to this Agreement as Schedule F , as well as an assignment of the lease between the Vendor and Michelina Pallotta concerning an abutting piece of property, a copy of which is attached to this Agreement as Schedule G .

8.03 Work Orders: This Agreement is conditional on there being no outstanding work or other orders affecting the Premises, and the Business, levied by any competent building, fire, health, environmental or other authority as at the Closing Date.

8.04 Licenses: This Agreement is conditional on the Purchaser obtaining, by the Closing Date, all necessary licenses that may be required to operate the business as contemplated by the Purchaser.

VENDOR S REPRESENTATIONS, WARRANTIES AND COVENANTS

THE VENDOR REPRESENTS AND WARRANTS TO THE PURCHASER THAT THE
FOLLOWING REPRESENTATIONS AND WARRANTIES ARE TRUE AND WILL BE TRUE IN ALL MATERIAL RESPECTS ON THE CLOSING DATE.

9.01 Power and Authority: The Vendor has the power and authority to enter into and perform its obligations under this Agreement including the power to sell it right, title and interest in and to the Purchased Assets, and this Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable in accordance with its terms.

9.02 Asset Status:

     (a)Encumbrances: Except the Permitted Encumbrances in Schedule H to this Agreement and their respective outstanding Personal Property Security Act of Ontario registrations, the Vendor owns all the Purchased Assets by good and marketable title, free and clear of any encumbrances.

     (b)Condition of Assets: The Purchased Assets are being sold on an as is, where is basis as they shall exist on the Closing Date. The Purchaser acknowledges that it has and shall be deemed to have inspected the Purchased Assets. Other than as provided for in this Agreement, no representation, warranty or condition, either expressed or implied, has or will be given by the Vendor as to the state, location, description, condition, cost, size, quantity, quality, fitness for purpose, merchantability, or otherwise of or concerning the Purchased Assets.

     (c) Premises: To the best of the Vendor's knowledge, the Premises do not violate any restrictive covenant or any applicable law, code or zoning regulation.

     (d)Accounts Receivable: The accounts receivable which comprise the Purchased Assets have been reviewed and accepted by the Purchaser and are set out in Schedule N attached.
Vendor makes no representation or warranty as to their collectability.

     (e)Inventory: The inventory which comprise the Purchased
Assets is as per the agreed inventory count set out in clause 2.01 performed jointly by the Vendor and the Purchaser prior to the Closing Date.

     (f)Business Names: The Vendor retains the unrestricted right to use the name Ziner Lumber and such use does not infringe the rights of others.

     (g)Claims: To the best of the Vendor s knowledge, there are no material outstanding claims, whether contingent or otherwise against the Vendor, including, without limitation, claims on account of any applicable workers' compensation, occupational health and safety, human rights and/or pay equity legislation.

9.03 Ordinary Course: Since October 31, 1998: the Vendor has not entered into any transactions or incurred any obligations or liabilities outside of the usual and ordinary course of the Business; and there has been no substantial, adverse change in the financial position, physical assets or affairs of the Business.

9.04 Business Relationships: The Vendor is not aware of any threat or intention on the part of any significant customer, supplier or distributor to reduce materially the volume of its purchases from or sales to or otherwise materially modify its business relationship with the Vendor.

9.05 Employees:

     Agreements: There are no written employment agreements and no employment arrangements which would accord any employee of the Business rights beyond those provided for in applicable employment standards legislation and/or at common law;
     Benefit Plans: There are no benefit plans including, without limitation, bonus, pension, profit sharing, deferred compensation, retirement, hospitalization or medical insurance or similar plan or practice, formal or informal other that those set out in Schedule
I to this Agreement; Purchaser agrees to assume the Vendor's Benefit Plan and to pay all costs in relation to the assumption of same as at the date of Closing. If the Vendor's Benefit Plan cannot be assumed for any reason Purchaser agrees to obtain a similar such Plan providing substantially the same benefits to employees.

     Union: The Business is subject to a collective agreement a copy of which is attached as Schedule J hereto ( Collective Agreement ). There are no existing or, to the best of the knowledge of the Vendor, threatened, labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Business. There are no outstanding charges or complaints against the Vendor in respect of the Business or its employees relating to unfair labour practices or discrimination or under any legislation relating to employees of which the Vendor has received notice.

(d)Workplace Safety: To the best of the Vendor's knowledge, the Vendor has submitted all required annual statements and paid all premiums and any other amounts owing to the Workplace Safety and Insurance Board ( WSIB ) pursuant to the Workplace Safety and Insurance Act (Ontario) (and its predecessor, the Workers Compensation Act (Ontario)).

To the best of the Vendor s knowledge, there are no outstanding liabilities, assessments, levies, fines, penalties, interest or other obligations owing to the WSIB. To the best of the knowledge of the Vendor, the Vendor is in good standing with the WSIB and there are no unreported accidents or pending claims or appeals to be adjudicated which would affect the Vendor s experience (accident/cost) rating or current rate group classification with the WSIB. The Vendor hereby agrees to cooperate with the Purchaser subsequent to the Closing Date, if necessary, to cause all filings and payments to be made to the WSIB to assist in establishing the Purchaser s new WSIB account; and

(e)List of Employees: Schedule K to this Agreement contains a complete list of all permanent and full-time employees (both union and non-union), their salaries and wage rates, their positions and their length of service and particulars of any contracts, arrangements or understandings, written or oral, with them.

     (f)Purchaser shall, with effect from and after the Closing date, offer employment to all persons who are non-union employees of the Vendor at the closing. In offering employment, the Purchaser shall provide to such employees employment conditions and benefits which are substantially the same as those upon which the employees and presently employed by the Vendor, including, without limitation those conditions and benefits referred to in this Agreement. Without limiting the scope of the foregoing, the Purchaser shall, with respect to each employee, honour that employee's outstanding vacation entitlement in respect of that employee's current vacation year as though the employee were still employed by the Vendor;

     (g)The Purchaser and the Vendor together shall give notice to the employees concerning the change in their employer in a manner and at a time mutually agreed to;

     (h)The Purchaser shall be responsible for all expenses, costs and other liabilities and obligations of any kind whatsoever arising out of or in connection with the employment or the termination of employment subsequent to the closing date of the employees set out in Schedule K ;

     (i)The Purchaser shall be responsible for all expenses, costs and other liabilities and obligations of any kind whatsoever arising out of or in connection with the employment or termination of employment of those employees who do not accept the Purchaser's offer of employment referred to in this provision;

     (j)The Purchaser agrees to assume all of the Vendor s obligations in connection with the Collective Agreement and all employees governed thereby.

9.06 Environmental Considerations: The Vendor has not received any notice nor is it aware of any notice of a violation of any applicable federal, provincial, municipal or local laws, regulations, orders, certificates of approval, licences, permits, governmental decrees, order, or any and all other legislation or regulatory instruments with respect to environmental, health or safety matters (collectively Environmental Laws ) and for greater certainty:

     (a)to the best of the Vendor s knowledge, the Vendor has operated the Business at all times in compliance with Environmental Laws;

     (b)to the best of the Vendor s knowledge, there has not been any generation, use, transportation, treatment, storage, release or disposal of any hazardous substance in connection with the Business which has created or might reasonably be expected to create liability under any law or code or which would require reporting to any competent authority;

     (c)to the best of the Vendor s knowledge, no asbestos or polychlorinated biphenyl is contained in or located at any facility owned, leased or operated by the Vendor in connection with the Business.


9.07 Residency: The Vendor is not a non-resident of Canada within the meaning of section 116 of the Income Tax Act (Canada).

9.08 Full Disclosure: The Vendor is not aware of any liabilities or obligations, direct, indirect or contingent, other than those disclosed in this Agreement and those arising in the ordinary course of business (none of which are materially adverse) for which the Purchaser might at law be liable. The Vendor is not aware of any facts or circumstances which might, or give rise to, any material liabilities or obligations on the part of the Purchaser which are not disclosed in this Agreement, other than those arising in the ordinary course of business (none of which are materially adverse).

THE VENDOR HEREBY COVENANTS AS FOLLOWS:

9.09 Closing Deliveries: On the Closing Date, the Vendor hereby covenants that it shall:

(a) furnish the Purchaser with evidence satisfactory to the Purchaser acting reasonably that all necessary corporate authorizations authorizing and approving the transaction contemplated herein have been obtained;

(b) deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents and any other documents necessary or reasonably required to transfer to the Purchaser good and marketable title to the Purchased Assets;

(c) deliver to the Purchaser a certificate dated the Date of Closing issued by the Minister of Revenue of Ontario under Section 6 of the Retail Sales Tax Act (Ontario) stating that all Retail Sales Taxes collectible or payable by the Vendor have been paid or that the Vendor has entered into an arrangement satisfactory to the said Minister for the payment of such taxes or for securing their payment;

(d)  deliver possession of the Purchased Assets to the Purchaser;

(e) permit reasonable access to the Purchaser of Vendor s books, records, documents, files and other data relating to the Business, save and except for those books, records, working papers, files and other documents and instruments which do not relate solely to the Business and are not used or required to be used in carrying on the Business, which Purchaser agrees shall be kept at 65 Passmore Avenue, Scarborough, Ontario and shall be subject to the terms of section 9.10 hereof;

(f) provide the Purchaser with evidence reasonably satisfactory to the Purchaser that the Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(g) deliver discharges, in a form satisfactory to the Purchaser, of all of the Bank Act and PPSA registrations in favour of The Bank of Montreal listed in Schedule R hereto and effect the registration thereof; and

(h) provide the Purchaser with the opinion of the Vendor s solicitors in a form reasonably satisfactory to the Purchaser.

9.10 Access to Records: The Vendor will allow the Purchaser or its authorized representatives to have reasonable access to its books, account and files, records and other documents and data relating to the Business at all reasonable times in connection with the affairs of the Purchaser and to make copies thereof and extracts therefrom.

PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

THE PURCHASER REPRESENTS AND WARRANTS TO THE VENDOR THAT THE
FOLLOWING REPRESENTATIONS AND WARRANTIES ARE TRUE AND WILL BE TRUE IN ALL MATERIAL RESPECTS ON THE CLOSING DATE.

10.01 Power and Authority: The Purchaser has the power and authority to enter into and perform its obligations under this Agreement and this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

10.02  Collection of Litigation Receivables:  If any of the
Litigation Receivables are collected by the Purchaser after the Closing Date, such amounts will be paid over to the Vendor. The
Purchaser agrees to use reasonable efforts to collect the Litigation Receivables after the Closing Date.

THE PURCHASER HEREBY COVENANTS AS FOLLOWS:

10.03 Closing Deliveries: On the Closing Date, the Purchaser hereby covenants that it shall:

(a) furnish the Vendor with evidence satisfactory to the Vendor that all necessary corporate authorizations authorizing and approving the transaction contemplated herein have been obtained;

(b) provide the Vendor with the opinion of the Purchaser s solicitors in a form reasonably satisfactory to the Vendor; and

(c) execute all assignments and documents delivered pursuant to this Agreement on the Closing Date which require execution by the Purchaser.

     (d)pay the Purchase Price;

     (e)deliver to the Vendor a release in the form attached as Schedule T by Gemini Integrated Financial Services Corp. of its letter agreement with the Vendor dated March 18th, 1998 as paid in full.

GUARANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

THE GUARANTOR REPRESENTS AND WARRANTS TO THE VENDOR THAT THE
FOLLOWING REPRESENTATIONS AND WARRANTIES ARE TRUE AND WILL BE TRUE IN ALL MATERIAL RESPECTS ON THE CLOSING DATE.

11.01 Power and Authority: The Guarantor has the power and authority to enter into and perform its obligations under this Agreement and this Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

THE GUARANTOR HEREBY COVENANTS AS FOLLOWS:

11.02 Closing Deliveries: On the Closing Date, the Guarantor hereby covenants that it shall:

(a) furnish the Vendor with evidence satisfactory to the Vendor that all necessary corporate authorizations authorizing and approving the guarantee contemplated herein have been obtained; and

(b) provide the Vendor with the opinion of the Guarantor's solicitors in a form reasonably satisfactory to the Vendor.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

12.01 Notwithstanding the closing of this transaction, it is specifically understood and agreed that all of the Vendor's representations and warranties and any conditions to be satisfied by the Vendor shall be for the Purchaser s benefit and shall not merge on the closing of this transaction but shall survive the Closing Date for a period of 6 months. The Purchaser shall have the right at any time to waive such representation, warranty or condition. The waiver of a representation, warranty or condition by the Purchaser shall not affect the Purchaser's rights with respect to any other breach by the Vendor.

12.02

     (a)Notwithstanding the closing of this transaction, it is specifically understood and agreed that all of the Purchaser's representations and warranties and any conditions to be satisfied by the Purchaser shall be for the Vendor's benefit and shall not merge on the closing of this transaction but shall survive the Closing Date for a period of 6 month's. The Vendor shall have the right at any time to waive such representation, warranty or condition. The waiver of a representation, warranty or condition by the Vendor shall not affect the Vendor's rights with respect to any other breach by the Purchaser.

     (b)Purchaser s covenants and obligations set out in this Agreement shall not merge on closing, and shall survive closing and shall remain in fully binding and enforceable.

12.03

     (a)Notwithstanding the closing of this transaction, it is specifically understood and agreed that all of the Guarantor's representations and warranties and any conditions to be satisfied by the Guarantor shall be for the Vendor s benefit and shall not merge on the closing of this transaction but shall survive the Closing Date for a period of one (1) year. The Vendor shall have the right at any time to waive such representation, warranty or condition. The waiver of a representation, warranty or condition by the Vendor shall not affect the Vendor s rights with respect to any other breach by the Guarantor.

     (b)Guarantor s covenants and obligations set out in this Agreement shall not merge on closing and shall survive closing and shall remain binding and enforceable.

12.04 Indemnifier s covenants and obligations set out in this Agreement shall not merge on closing and shall survive closing and shall remain binding and enforceable.

DUE DILIGENCE

13.01 The Purchaser shall have the right until the Closing Date to verify or cause to be verified the Vendor's representations and warranties, and to examine the Purchased Assets including the Vendor's records.

13.02 No examination by the Purchaser shall:

     Prejudice the Purchaser s right with respect to any claims which the Purchaser may otherwise have for breach of the Vendor s representations and warranties;

     Unreasonably interfere with the interim operation of the Business.

TERMINATION

14.01      If, prior to the Closing Date:

     any of the Vendor s representations and warranties are inaccurate or any condition to be fulfilled by the Vendor has not been satisfied, and the Purchaser has not waived such representations, warranties or conditions,

then the Purchaser may, by notice in writing, extend the Closing
Date for up to 15 days to permit the Vendor an opportunity to cure the breach.

14.02 The Vendor shall use reasonable best efforts to cure the breach by the extended closing date.

14.03 If the Vendor cannot cure the breach then the Purchaser shall elect to either waive the breach or terminate this Agreement, in which case this Agreement shall be at an end and the parties shall be released from any and all obligations contained herein.



ASSETS AT RISK OF VENDOR

15.01 The Purchased Assets are at the risk of the Vendor until completion of the sale. The Purchaser shall be entitled to terminate this Agreement if substantial destruction or change occurs.

INVESTMENT CANADA

16.01 The Purchaser represents and warrants to the Vendor that the Purchaser is not a non-Canadian for the purpose of the Investment
Canada Act (Canada).

SUCCESSOR EMPLOYER

17.01 The Purchaser agrees to establish a new account with the WSIB in respect of the employees of the Business, in accordance with the Workplace Safety and Insurance Act.

CONFIDENTIALITY

18.01 Should this transaction fail, for any reason, to close, the Purchaser Shall be under an obligation to treat all information that the Purchaser may then have acquired in relation to the Business as strictly confidential.

NON-COMPETITION

19.01 Provided that the Purchaser is not in default of its payment obligations under this Agreement, or arising as a result thereof, from and after the Closing Date, the Vendor covenants and agrees that it shall not, without the prior written consent of the
Purchaser:

(a) directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly, or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in or lend money to, guarantee the debts or obligations of, or permit its name or any part thereof to be used or employed by any person, persons, firm, association, syndicate, company or corporation engaged or concerned with or interested in any business competitive with the Business within 20 miles of any location where the Business is currently carried on, for a period of three (3) years following the Closing Date;

(b) use for its own purposes any information, trade secrets or confidential data relating to the Business or the Purchased Assets nor divulge, disclose or communicate any such information, trade secrets or confidential data to any other person, firm or corporation; and

(c) for a period of three (3) years from the Closing Date, divulge to any person, firm or corporation the name of any customer of the Business or solicit, interfere with or endeavour to entice away from the Purchaser any customer or any person, firm or corporation in the habit of dealing with the Business, or interfere with or entice away any employee of the Business.

19.02 In the event that any of the covenants or any portion of any of the covenants contained in Section 19.01 are unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining covenants or remaining portions of such covenants and such unenforceable or invalid covenant or portion thereof shall be severable from the remainder of this Agreement.

GUARANTEE

20.01 In consideration of the Vendor having entered into this Agreement with the Purchaser and the sum of ONE DOLLAR ($1.00) the receipt of which is irrevocably acknowledged by the Guarantor, the Guarantor covenants and agrees with the Vendor that:

     The Purchaser will:

          pay all the money to be paid by the Purchaser under this Agreement (including the 5% dividend referred to in clause 3.01 above); and

          perform and observe all of the terms of this Agreement;

     The Guarantor shall be considered as primarily liable to the Vendor and shall indemnify the Vendor against any losses that it might suffer or incur as a result of a breach by the Purchaser of any of its covenants or obligations under this Agreement;

     The Guarantor shall not be released nor shall the liability of the Guarantor be limited or lessened by:

          any variation in or departure from the provisions of this Agreement;

          the Vendor granting time, taking or giving up securities, accepting proposals, granting releases or any other action taken by the Vendor with respect to the Purchaser or the Purchased Assets;

          any act, omission or fact whereby the Guarantor may otherwise be released;

     (d)The Vendor shall not be bound to exhaust its recourse against the Purchaser or against any other person or persons before enforcing the Vendor's rights against the Guarantor.



GENERAL PROVISIONS

21.01 Recitals: The recitals at the beginning of this Agreement and all understandings and provisions in this Agreement even though not specifically stated in the form of a covenant shall be construed as such.

21.02 Public Disclosure: The Parties shall inform the employees and customers of the Business of the contemplated sale only in a mutually approved form and manner.

21.03 Arbitration:

     Except as set out in paragraph (h), any dispute or difference between the Parties which cannot be resolved or settled by the Parties, shall be settled by arbitration in accordance with the Arbitrations Act, 1991 (Ontario) in this section, the Act .

This section constitutes an arbitration agreement within the meaning of the Act. The provisions of the Act, except to the extent that a contrary intention is expressed in this Agreement, shall apply to any such arbitration.

     Either Party may at any time give written notice to the other Party demanding arbitration and stating with reasonable particularity the subject matter of the dispute.

     Within 7 days (excluding the day on which the notice is delivered or deemed delivered and inclusive of holidays) of such notice, the Parties shall appoint a single arbitrator with appropriate experience to determine the dispute.

     If the Parties fail to appoint an arbitrator either Party may apply to the court under section 10 of the Act to appoint an arbitrator.

     Subject to section 3 ( contracting out ) of the Act, the award of the arbitrator, including any award on a question of law, shall be final and binding.

     Arbitration may not be waived except by written agreement to that effect.

     Nothing in this section prevents a Party from applying to a court with respect to:

          the detention, preservation and inspection of property;

          interim injunctions;

          the appointment of receivers;

     iv)the enforcement of any indemnity, covenant, guarantee, security or contractual obligation that may arise after the Closing Date.

21.04 Time of the Essence: Time shall be of the essence of this Agreement.

21.05 Delay, etc.: The rights of the Parties under this Agreement shall not be affected by:

     The waiver of or failure to take action with respect to any prior default;

     Any failure or delay on the part of either Party in exercising any right under this Agreement.

21.06 Severability: The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

21.07 Agreement Not Assignable: This Agreement is not assignable by either Party except in accordance with its terms or with the prior express written consent of both Parties.

21.08 Notices: Any notice required or permitted to be given under this Agreement shall be in writing and may be given to the
President of the party for whom it is intended, by:

     Delivery by hand to the address set out at the beginning of this Agreement;

     Registered mail (except in the event of a postal strike) to the address set out at the beginning of this Agreement; or

     Facsimile telephone transmission to the fax number set out at the beginning of this Agreement along with Fedex or UPS overnight courier delivery to the address set out at the beginning of this Agreement.

Any notice given under;

     Paragraphs (a) or (c) shall be deemed to have been received by the addressee on the day of delivery or transmission, as the case may be:

     Paragraph (b) shall be deemed to have been received by the addressee on the sixth day (excluding Saturdays, Sundays and statutory holidays) following the date of mailing.

Either Party may at any time give notice to the other Party of any change of address or fax number.

21.09 Successors and Assigns: This Agreement shall enure to the benefit of and be binding upon the Parties and their successors and permitted assigns.

21.10 Costs: Each of the Parties shall pay all of that Party s own costs and expenses relating to this transaction including all accounting and counsel fees.

21.11 Independent Legal Advice: The Parties irrevocably acknowledge that they have each been severally advised to obtain independent legal advice with respect to the preparation and execution of this Agreement and have either obtained such independent advice or have declined to obtain such advice but at such declining Party s own risk.

21.12 Entire Agreement and Exclusion of Tort Liability:  This
Agreement, together with all documents attached as Schedules hereto,:

     Contains the entire agreement with respect to its subject matter and supersedes all prior agreements, written or oral, with respect to that subject matter;

     May not be amended or modified in any respect except by written agreement.

Tort Liability is expressly excluded, including, without limitation, liability for representations which may otherwise have given rise to liability.

21.13 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada which apply within the Province of Ontario. Any proceedings relating to the subject matter of this Agreement shall be brought in the Municipality of Metropolitan Toronto.

21.14 Contra Preferentem Rule: Notwithstanding any rule of construction to the contrary, the Parties agree that should any court or tribunal of competent jurisdiction make a finding that a provision of this Agreement is ambiguous or uncertain, then such ambiguity or uncertainty shall not be construed against any Party by reason only of the authorship of this Agreement or the provision in question.

21.15 Counterparts: This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts, together, shall constitute the Agreement.

21.16 Facsimile Signatures: Facsimile signatures shall be regarded as good and sufficient as original signatures of the party so executing the Agreement.

21.17 No Set Off:

     (a)The Guarantor hereby waives and renounces all rights of set off at law or in equity that it may have or that the Purchaser may have against the Vendor. The Guarantor further waives the right to assert in an action or proceeding with respect to this Agreement any set offs or counterclaims that the Guarantor or the Purchaser may have.

     (b)The Purchaser hereby waives and renounces all rights of set off at law or in equity that it may have against the Vendor. The
Purchase further waives the right to assert in an action or proceeding with respect to this Agreement any set offs or counterclaims that the Purchaser may have.

THE PARTIES HAVE, BY THEIR SIGNATURES BELOW, EXECUTED THIS
AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE:

SIGNED, SEALED AND DELIVERED
     IN THE PRESENCE OF

                              JOHN ZINER LUMBER LIMITED


                              by:


          Rose ZinerAuthorized Signatory


                              NETWORK FOREST PRODUCTS LIMITED


                              by:

                                        Robert ZinerAuthorized
Signatory


                              VALUE HOLDINGS, INC.


                              by:

                              Alison CohenAuthorized Signatory

                              Leonard Rosenberg












Exhibit 10.54  Exchange Agreement

EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT is entered into on February 18, 1999, by and among VALUE HOLDINGS, INC., a Florida corporation (the
Company ), and 1341125 ONTARIO LIMITED (the  Shareholder );

WITNESSETH:

     WHEREAS, the authorized capital stock of NETWORK FOREST
PRODUCTS LIMITED, an Ontario corporation, consists solely of (i) an unlimited number of special shares without nominal or par value
(the Class B Shares ) and (ii) an unlimited number of common shares without nominal or par value (the Class A Shares );

     WHEREAS, as of the date hereof, the Shareholder legally and/or beneficially owns the number of shares of Class B Shares set forth beside his name on Exhibit A attached hereto, which number of shares constitutes, in the aggregate, all of the issued and outstanding Class B Shares;

     WHEREAS, as of the date hereof, the Company legally and beneficially owns 100 Class A Shares, constituting all of the issued and outstanding Class A Shares;

     WHEREAS, each of the Company and the Shareholder desire to permit the Shareholder to exchange from time to time his Class B Shares for shares of common stock, par value $.0001 per share, of the Company (the Company Shares ), on the terms and subject to the conditions set forth in this Exchange Agreement (the Agreement );

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of each of the parties set forth herein, each of the Company and the Shareholder agree as follows:


ARTICLE I

                    EXCHANGE OF SHARES

     1.1 Right to Exchange. Subject to the other provisions of this Agreement, Class B Shares may be exchanged for Company Shares as follows:

          (a) From and after February 18, 1999, the Shareholder may exchange any or all of the Class B Shares for Company Shares in the ratio set forth in Section 1.1(b) below, subject to adjustment as set forth in Section 1.3. By way of example, at February 18, 1999 the Class B Shares would be exchangeable for not more than three hundred and forty one million, six hundred and thirty three thousand, five hundred (341,633,500) Company Shares.
       (b) Subject to adjustment as provided in Section 1.3 below, one Class B Share shall be exchangeable for one hundred
(100) Company Shares

     1.2  Exchange Ratio.

 . Intentionally left blank.


     1.3  Adjustments to Exchange Ratio.

          (a) If at any time after the date of this Agreement, but prior to the exchange or redemption of all of the Class B Shares issued and outstanding on the date hereof, the Company shall (i) issue any shares of the Company Shares as a stock dividend or subdivide the number of outstanding shares of its common stock into a greater number of shares, or (ii) the Company shall reduce or combine the number of outstanding shares the Company Shares by combining such shares into a smaller number of shares, then, in either of such cases, the number of Company Shares into which one Class B Share shall be exchangeable shall be adjusted immediately after the effective date of such stock dividend, subdivision, reduction, or combination by multiplying the number of Company Shares, theretofore obtainable pursuant to an exchange in accordance with the provisions of this Agreement, by a fraction:

               (i) the numerator of which shall be the total number of Company Shares outstanding immediately after such effective date; and

               (ii) the denominator of which shall be the total number of Company Shares outstanding immediately prior to such effective date.

          (b) If, at any time after the date of this Agreement, but prior to the exchange or redemption of all of the Class B Shares issued and outstanding on the date hereof, the Company shall be recapitalized by reclassifying its outstanding shares of common stock into stock with a different par value or by changing its outstanding shares of common stock with par value to stock without par value, or the Company shall consolidate or merge with or into or convey all or substantially all of its property and assets to another corporation or entity in exchange for stock or securities of such other corporation or entity, then, in any such case, one Class B Share shall be exchangeable from and after the effective date of any such recapitalization, consolidation, merger or conveyance for the kind and amount of shares of stock, securities, cash and/or other consideration receivable by the holder of the number of Company Shares for which one Class B Share is exchangeable pursuant to this Agreement immediately prior to such recapitalization, consolidation, merger or conveyance.

          (c) Adjustments shall be made successively whenever any event referred to in Section 1.3(a) or Section 1.3(b) shall occur.

          (d) The Company shall not be required to issue fractional shares in connection with any exchange of Class B Shares for Company Shares. Any number of Company Shares to be exchanged by the Company shall be rounded to the nearest whole number.

        (e) The Company shall reserve that number of shares it would have to issue under this Agreement, so that at no time would the exercise of the exchange rights as set forth herein, cause the Company to be liable to issue more shares than it is authorized to do so pursuant to its stated capitalization in its Articles of Incorporation as filed with the Secretary of State for the State of Florida.

     1.4  Manner of Exchange.

          (a) Subject to the other provisions of this Agreement, the Shareholder may exchange Class B Shares for Company
Shares by the delivery to the Company at its executive offices of the following instruments and documents:

               (i) a written notice of exchange in substantially the form of Exhibit C attached hereto;

(ii) one or more stock certificates representing the number of Class B Shares to be exchanged, together with an appropriate number of stock power(s), separate from the certificate(s), endorsed in blank and any other documents that may be reasonably required by Counsel for the Company in order to effect the issuance of the Company Shares in response to customary requests and requirements of the Company s transfer agent; provided, that the Company represents and warrants that the written notice set forth in (i) of this Section 1.4(a), the delivery of the stock certificates and stock powers set forth in (ii) of this Section 1.4(a), and the representation letter substantially in the form of Exhibit D satisfy all of the requirements of the transfer agent in accordance with the transfer agent s practices as they exist as of February 18, 1999; and

               (iii) a completed and accurate representation letter in substantially the form of Exhibit D attached hereto, and containing such substitute and/or additional provisions as may from time to time be reasonably required by counsel to the Company to ensure that such exchange complies with all applicable laws and regulations, in form and in substance reasonably acceptable to the Company and its legal counsel.


     1.5  Delivery of Certificates.

          (a) It is the intention and agreement of the parties that the Company will make its best efforts in good faith to deliver certificates evidencing the relevant number of Company Shares, in proper form duly executed and completed, to the Shareholder within two business days after receipt of the Shareholder's notice of exchange and the other documents referred to in Section 1.4. Furthermore, the Company agrees that it will only request such additional documents pursuant to Section 1.4(a) as are necessary, in the opinion of its Counsel, to permit the exchange to occur in compliance with all applicable laws and regulations. The Company acknowledges and agrees that the agreement that the exchange of shares will be effected quickly is an integral part of the parties' contract under this Agreement and a critical inducement to the Shareholder to enter into this Agreement and related transactions with the Company. However, the Company may postpone the delivery of any certificates to the Shareholder for such period of time, but only such period of time, as is necessary in order to enable the Company to comply, in connection with the exchange, with (i) the applicable listing requirements of any securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System on which the Company Shares are listed, (ii) the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or (iii) the requirements of any applicable state or provincial securities or blue sky laws and the rules and regulations promulgated thereunder.

          (b) As of February 18, 1999, (i) the Company is not subject to any listing requirements with which compliance is required prior to issuance of shares or delivery of certificates evidencing such shares or which would constitute grounds for delay in issuance and delivery of shares or certificates evidencing such shares pursuant to Section 1.5(a)(i) above; (ii) there is no requirement of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, with which compliance is required prior to issuance of shares or delivery of certificates evidencing such shares or which would constitute grounds for delay in issuance and delivery of shares or certificates evidencing such shares pursuant to Section 1.5(a)(ii) above, assuming that the Shareholder delivers to the Company the representation letter substantially in the form of Exhibit D hereto; and (iii) there is no requirement of any applicable state or provincial securities or blue sky laws or rules and regulations promulgated thereunder with which compliance is required prior to issuance of shares or delivery of certificates evidencing such shares or which would constitute grounds for delay in issuance and delivery of shares or certificates evidencing such shares pursuant to Section 1.5(a)(iii) above, assuming that the Company continues to be incorporated in Florida and the Shareholder continues to reside in Ontario, Canada.


ARTICLE II

REGISTRATION OF COMPANY SHARES

     2.1 Piggy-Back Registration. From and after February 18, 1999 the Company shall advise the Shareholder, by written notice at least fifteen (15) days prior to the filing of a registration statement or post-effective amendment thereto under the Securities Act of 1933, as amended (the Act ), other than a registration statement on Form S-8 or Form Reg.-S or any successor form or any post-effective amendment thereto, covering the issuance or sale of any securities of the Company for its own account or for the account of others, and will include in any such registration statement or post-effective amendment thereto such information as may be required to permit a public offering of any of the Company Shares then legally or beneficially owned by the Shareholder
(the Registrable Securities ). From and after February 1, 1999, the Company shall continue to advise the Shareholder of its intention to file a registration statement or post-effective amendment until the earlier of (i) December 31, 2012, or (ii) such time as the sale of all of the Registrable Securities have been registered under the Act.

     2.2 Underwritten Public Offering. If the Company shall engage in any underwritten public offering of its securities to which the provisions of Section 2.1 above may apply, then the Registrable Securities shall be included in such underwritten public offering to the extent, but only to the extent, permitted by the lead underwriter of such offering, in its reasonable discretion. If such lead underwriter limits the number of shares that it would include in its registration that are not newly issued shares, then such limitation shall apply proportionately to each and every party intending to register shares, other than the issuer.

     2.3 Expenses of Piggy-Back Registration. To the extent permitted by law, the Company shall bear the entire cost and expense of any registration of securities initiated by it as contemplated by Section 2.1 above, notwithstanding that the Registrable Securities may be included in any such registration. Notwithstanding the foregoing, the Shareholder shall bear the fees of any counsel retained by him..

     2.4 Demand Registration. Not more than six times during the period from Calendar Year 1999 through Calendar Year 2012, the Shareholder may by delivery of written notice to the Company demand that the Company file a registration statement or post- effective amendment thereto under the Act covering the sale of Registrable Securities by any or all of the Shareholder. Upon its receipt of such demand, the Company shall diligently proceed to file such a registration statement or post- effective amendment.

     2.5 Expenses of Demand Registration. The Company shall bear the entire cost and expense of any registration of securities initiated by the Shareholder pursuant to Section 2.4 above.

     2.6 Obligations of the Company. The Company shall supply prospectuses in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify the Registrable Securities for sale in such provinces and states as the Shareholder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Shareholder to consummate the public sale of the Registrable Securities.

     2.7 Obligations of the Shareholder. The Shareholder shall furnish information reasonably requested by the Company in connection with any registration statement or post-effective amendment filed by the Company.

     2.8 Registration on Form S-3. Within six months of the Company's eligibility to file a Registration Statement on Form S-3, the Board of the Directors of the Company shall decide whether to register that certain number of shares which are eligible such registration.


ARTICLE III

INDEMNIFICATION RELATING TO SECURITIES OFFERINGS

     3.1 Indemnification of Shareholder. Whenever a registration statement relating to any Registrable Securities is filed under the Act or amended or supplemented, the Company shall indemnify and hold harmless the Shareholder from and against any and all losses, claims, damages and liabilities to which the Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to a Shareholder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement of alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with information furnished by the Shareholder for use in the preparation thereof.

3.2 Indemnification of Company. Whenever a registration statement relating to any of the Company's securities is filed under the Act or amended or supplemented, the Shareholder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement and /or any amendments or supplements thereto, and each person, if any, who or which controls the Company (within the meaning of the Act), from and against any and all losses, claims, damages and liabilities, joint and several, to which the Company, or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with information furnished by the Shareholder for use in the preparation thereof.

     3.3 Notice of Claim. After receipt by any party of written notice of any claim or the commencement of any action, such party shall, within fifteen (15) days of receipt thereof, give the other party or parties notice of the commencement of such action if a claim in respect thereof is to be made against the other party for indemnification hereunder; the omission so to notify the other party shall relieve it from any liability which it may have to the party seeking indemnification pursuant to this Article III.

     3.3 Legal Defense. If any action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may desire to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

     3.4 Settlement. If any indemnified party pays any amount in total or partial settlement of any claim without the prior written consent of any indemnifying party, which consent shall not be unreasonably withheld, then the failure to obtain such consent will relieve the indemnifying party from any liability it may have to the indemnified party.


ARTICLE IV

CERTAIN REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Shareholder to execute and deliver this Agreement, the Company represents and warrants to the Shareholder as follows:

     4.1 Corporate Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     4.2 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have all been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     4.3 Capitalization of the Company. The authorized capital stock of the Company consists solely of (i) Twenty Million (20,000,000) shares of preferred stock, par value $.0001 per share, and (ii) Nine Hundred Million (900,000,000) Company Shares.
At the date hereof, Seven Hundred Fifty Thousand (750,000) shares of Preferred Stock are issued and outstanding and 94,398,538 Company Shares are issued and outstanding. The Company additionally has options and warrants outstanding which are convertible into 600,000 Company Shares at an exercise prices of $0.25 per share. No other shares of the Company's capital stock, whether preferred or common, are authorized, issued or outstanding. All of the issued and outstanding shares of Preferred Stock of the Company and the Company Shares are duly and validly issued and outstanding, fully paid and nonassessable, and none of the issued and outstanding Company Shares were issued in violation of the preemptive rights of any person or entity. There are no pre-emptive rights as relates to any class of the Company's stock.

     4.4   The Company further represents and warrants as follows:

          (a) Each of the Company's reports filed with the Securities Exchange Commission during the previous five years for which the Company has been subject to the periodic reporting requirements of the Securities Exchange Act of 1934, including without limitation its Form 10-KSB for its Fiscal Year Ended October 31, 1998,

(i) complies as to form with all applicable requirements under law or regulation with respect to such report and so complied on the date it was filed; and

(ii) there are no agreements, contracts or other documents required to be described in any such report and filed as an exhibit thereto other than those described therein or filed as an exhibit thereto or incorporated by reference therein, and the exhibits which have been filed are true and correct copies of the documents of which they purport to be copies;

(iii) the descriptions in the reports of contracts and other documents to which the Company or any subsidiary is a party or by which any of them are bound, including any document incorporated by reference, are accurate and fairly represent the information required to be shown by the applicable report;

(iv) there is not pending or threatened against the Company or any subsidiary any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, against (or circumstances that may give rise to the same), or involving the properties or assets of, the Company or any subsidiary which (x) is required to be disclosed in the applicable report which is not so disclosed (and such proceedings as are summarized in the applicable report are accurately summarized in all respects), or (y) questions the validity of the capital stock of the Company or any subsidiary or this Agreement or the transactions contemplated hereby (including, without limitation, the exchange of Class B Shares for Company Shares);

(v) no statute or regulation or legal or governmental proceeding required to be described in any such report is not so described;

(vi) there is no action, suit or proceeding pending or threatened against the Company or any subsidiary before any court or arbitrator or governmental body, agency or official (or any basis thereof known to the Company) in which there is a reasonable possibility of a decision which may result in a material adverse change in the condition, financial or otherwise, business, results of operations, or prospects of the Company or any subsidiary or which in any manner draws into question the validity or enforceability of this Agreement or the transactions contemplated hereby (including without limitation the exchange of Class B Shares for Company Shares); and

(vii) neither the Company's representations in this Agreement or the statements made in the reports referred to above contain (or contained as of the date the same were filed, in the case of the reports) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) There has been no material adverse change in the business, financial condition, results of operations or prospects of the Company since October 31, 1999.

          (c) The Company has no liabilities, fixed, contingent, absolute, or unknown, which liabilities, individually or in the aggregate, would be material to the Company or its business, financial condition, results of operations or prospects, or which exceed $10,000 individually or $100,000 in the aggregate, other than those liabilities specifically (and not just categorically) described and reflected in its audited balance sheet and the accompanying financial notes thereto as of October 31, 1998 included in its Form 10-KSB filed with the Securities Exchange Commission for its fiscal year ended October 31, 1998 on February 18, 1999.Any liabilities not specifically disclosed in detail in the Form 10-KSB referenced above are described in Exhibit F attached hereto.

          (d) The Exchange Agreement and all transactions contemplated thereby, specifically including without limitation the issuance and delivery to the Shareholder of Company Shares upon exercise by the Shareholder of the Shareholder's rights to exchange Class B Shares for Company Shares, does not require any notice (including, without limitation, any information statement or proxy statement to shareholders of the Company), filing, approval (by shareholders of the Company or its Board of Directors or otherwise), permit, waiver, or registration, whether under Florida law, United States federal law, Canadian law, or any other applicable law or the regulations thereunder, or under any contract, agreement, or understanding whatsoever, except such as have already been obtained and are listed on Exhibit 4.4(d) to this Agreement and are in full force and effect, if any. The foregoing assumes that the Shareholder delivers the representation letter, substantially in the form of Exhibit D to this Agreement, upon exercise of the exchange right. The foregoing is based upon current laws and regulations and the current interpretation and administration thereof.

     4.5 The maturity date of that certain note in favor of Capbanx Corporation in the amount of $475,000 Canadian Dollars has been postponed until June 15, 2001.

     4.6 The shareholders of the Company have amended the bylaws of the Company so as to waive the requirements of Florida's Control Share Acquisition statute, Florida Statute 6 07.0209.ARTICLE V

CERTAIN REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

In order to induce the Company to enter into this Agreement,the Shareholder represents and warrants to theCompany as follows:
5.1 Authority. He has full right, power and authority toexecute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by him andconstitutes his legal, valid and binding obligation and is enforceable against him in accordance with its terms.

     5.2 Company Disclosure Documents. The Shareholder acknowledges receipt of all of the filings made by the Company with the Securities and Exchange Commission listed on Exhibit E attached hereto (collectively, the Company Disclosure Documents ).

     5.3 Review of Company Disclosure Documents. The Shareholder or his representative(s) have been provided access to the Company Disclosure Documents, and (ii) have had the opportunity to ask questions of, and to receive answers from, officers and employees of the Company concerning the Company and its business, affairs and operations, and the transactions contemplated by this Agreement, and to obtain any additional information necessary to verify the accuracy of the Company Disclosure Documents.

     5.4 Evaluation. By virtue of his education, training and experience, or that of his representative(s), they have such knowledge and experience in financial and business matters that they are capable of understanding the information provided to them by the Company and of evaluating the merits and risks of their investment in the Company Shares.

     5.5 Accredited Investor. He is an accredited investor, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.

     5.6 Restricted Securities. He acknowledges that the Company Shares have not been registered under the Act. He acknowledges and agree that, as such, the Company Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of unless they are registered under the Act or an exemption from such registration is available.

     5.7 Restrictive Legend. He acknowledges that any and all certificates representing the Company Shares will bear a restrictive legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
     SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE
     COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE
     AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER,
     CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER
     DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT
     ACT.

     5.8 Additional Restrictions. He acknowledges that he may be subject to the restrictions on resale of the Company Shares imposed by Section 16(b) of the Securities Exchange Act of 1934, as amended.

     5.9 Residence and Domicile. He is a permanent resident and has a permanent domiciliary in the Province of Ontario, Canada. At present, he has no intention of changing his place of residence or domicile to a place outside of the Province of Ontario, Canada.


ARTICLE VI

CERTAIN COVENANTS OF THE COMPANY

     6.1 Valid Issuance. All Company Shares acquired by the Shareholder in connection with an exchange effected pursuant to this Agreement shall, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability shall attach to the Shareholder solely by virtue of his ownership thereof.
     6.2 No Encumbrances. All Company Shares acquired by the Shareholder in connection with an exchange effected pursuant to this Agreement shall, upon issuance, be free and clear of any and all liens, pledges, security interests, hypothecations, charges, encumbrances and restrictions of any kind or nature whatsoever.

     6.3 Reservation of Company Shares. During the period within which an exchange may be effected by the Shareholder pursuant to this Agreement the Company shall at all times have authorized and reserved a sufficient number of Company Shares so as to provide for the exchange of all of the issued and outstanding Class B Shares.

     6.4 Certain Transactions. The Company shall not effect any recapitalization, consolidation, merger or conveyance to which the provisions of Section 1.3(b) above are applicable unless, upon the consummation thereof, the successor corporation or entity shall assume by written instrument the obligation to deliver to the holder of Class B Shares the shares of stock, securities, cash or property that holder shall be entitled to acquire in accordance with the provisions of Section 1.3(b) hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

     7.1 Governing Law. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof.

     7.2 Notices. Any and all notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:     Value Holdings, Inc.
                       2307 Douglas Road, Suite 400
                       Miami, Florida  33145
                       Attention:  President

with a copy to:        Jonathan D. Leinwand Esq.
                       1 Broward Blvd., Suite 700
                       Ft. Lauderdale Fl., 33301

If to the Shareholder:
                       1341125 Ontario Limited
                       65 Passmore Ave East,
                       Scarborough, Ontario, M1S3C6


with a copy to:        Greenberg Traurig
                       MetLife Building
                       200 Park Ave.
                       15th Floor
                       New York, NY  10166
                       Attention:  Andrew Cosentino, Esq.
                       Telecopier: 212-805-9304


If to BNY Financial:   BNY Financial Corporation-Canada
                       4 King Street West, Suite 1103
                       Toronto, Ontario, M5H 1B6
                       ATT: Mr. Lawrence Clement
                       Telecopier: 416- 359-9501

With a copy to:        BNY Financial Corporation
                       1290 Avenue of the Americas
                       New York, N.Y. 10104
                       Attention Legal Department
                       Mr. Ray Herbert
                       Telecopier: 212- 4080 7372

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 7.2.

     7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

     7.4 Benefits; Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, executors, legal representatives, successors and permitted assigns.

     7.5 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Should any provision prove to be invalid, the parties agree to substitute for such provision whatever provision might most nearly as possible create the economic and other benefits intended for the parties and on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.
     7.6 No Waivers. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     7.7 Arbitration. If any dispute requiring resolution occurs with respect to this Agreement, the parties shall submit such dispute to the arbitrator for arbitration in accordance with the provisions of the Arbitrations Act (Ontario), such Arbitration to take place in the City of Toronto. The Company and the Shareholder shall each be entitled to appoint one arbitrator and the third member of the arbitration panel shall be appointed by the arbitrators so appointed.

The party desiring such arbitration shall give written notice to that effect to the other party hereto and shall in such notice appoint a disinterested person of recognized competence in the field involved as one of the arbitrators. Within fifteen (15) days thereafter, the later party shall by written notice to the original party, appoint a second disinterested person of recognized competence in such field as an arbitrator. The arbitrators thus appointed shall, as promptly as possible determine such mater, provided, however, that :

          I) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

          ii) If the two arbitrators appointed by the Company and the Shareholder shall be unable to agree upon a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, then the two (2) arbitrators shall give written notice of such failure to agree to the Company and the Shareholder.
If the Company and the Shareholder fail to agree upon the selection of such third arbitrator within fifteen (15) days after the arbitrators appointed by the parties give notice as aforesaid, then within ten (10) days thereafter either of the Company or the Shareholder upon written notice to the other may apply for such appointment to the Ontario Court of Justice (General Division) or to any other court having jurisdiction.

The Company and the Shareholder shall each be entitled to present evidence and argument to the arbitrators. The arbitrator or arbitrators shall have the right only to interpret and apply the terms, covenants, agreements, provisions, conditions and limitations of this Agreement and may not change any terms, covenants, provisions, conditions or limitations, or deprive any party to this Agreement to any right or remedy expressly or impliedly provided in this Agreement.

          iii) The determination of the majority of the arbitrators or of the sole arbitrator, as the case may be, shall be conclusive upon the Company and the Shareholder and judgment upon the same may be entered in any Court having jurisdiction thereof and there shall be no appeal therefrom. The arbitrators shall give written notice to the Company and the Shareholder stating their determination, and shall furnish each with a copy of such determination signed by them.

          iv) In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

          The expenses of resolving the disputes described in this Sub-paragraph shall be borne by the Company and the Shareholder equally. The Company and the Shareholder shall, however, be responsible for their own legal fees and disbursements and the fees and expenses of its witnesses, if any.


     7.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

     7.9 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute one and the same instrument.

     7.10 Facsimile Signatures: This agreement may be executed by telephone transmission, to the telephone number (if any) of the other parties set out in this Agreement, of a facsimile signature of the party so executing the Agreement.


Article VIII -- Escrow


     8.1  Class A Shares.     The Class A shares of Network shall
be held in escrow by the escrow agent defined in section 8.2 below. Such shares and the owner thereof shall maintain all voting rights attached to such shares and shall remain the beneficial owner of the shares for all purposes. The shares are to be endorsed by the Company for the benefit of the Shareholder.

     8.2 Escrow Agent. Daniel Rutman shall act as the escrow agent and hold in escrow the shares described above. The parties shall indemnify and otherwise hold the escrow agent harmless for all acts performed by the escrow agent acting in his capacity as escrow agent. The escrow agent is empowered to act only in accordance with this agreement. The parties hereto agree to enter into an appropriate escrow agreement with the escrow agent.


Article IX -- Breach and Right of Recission

     9.1 Breach by Company. Upon breach by the Company of this agreement or that certain asset purchase agreement by and between Network and John Ziner Lumber Ltd. as defined below in section 9.3, all the issued and outstanding Class A shares of Network held by the Company shall be irrevocably assigned and transferred to the Shareholder without delay. The escrow agent shall be empowered to deliver the endorsed shares to the Shareholder upon written notice to the escrow agent from the Shareholder certifying that there has been a breach as defined by this Section IX.


9.2  Breach.   A breach for the purposes of this section shall
mean:

(a) Specific breaches of the Asset Purchase Agreement are limited to:

(1)  Any undisclosed material liabilities of Value Holdings.

(2)  Any undisclosed law suits of a material nature against Value
Holdings, Inc.

(3) Any material breach of any representation or warranty of the Company.

(4) Any material breach of any covenant or agreement of the Company.

     (b) Specific breaches of this Exchange Agreement shall mean:

          (1) Any material breach of any representation or warranty of the Company.

          (2) Any material breach of any covenant or agreement of the Company, including without limitation (i) Section 1.5 of this Agreement, (ii) Article II of this Agreement, (iii) Article III of this Agreement, (iv) Article VI of this Agreement, or (v) Article IX of this Agreement.

Any material breach of Article VIII of this Agreement.
A material breach of the Company's bylaws as amended through the date hereof.


9.3  Recission.   Upon the happening of any event enumerated in
Section 9.2 that results in the transfer of the shares of Network as described in Sections 9.1 the additional actions and/or remedies shall take immediate effect:


a) Any and all rights or exchange and/or conversion as they relate to the Class B shares shall be rescinded and be of no effect.

b) Any and all contracts or other arrangements with Network as they related to management fees or guarantee fees shall be canceled and have no effect.

c) Any legal, accounting or other related fees shall be paid by the Company to the Shareholder to a maximum of $500,000 upon the Shareholder providing the Company with evidence of the amounts so claimed.




     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement on the date first written above.

                                   VALUE HOLDINGS, INC.




By_________________________________
                                        Alison Cohen,
                                        President



_____________________________      ___________________________
Witness                            1341125 Ontario Limited



EXHIBIT A

Shareholder of Network Forest Products Limited


Ownership of Class B Shares as of February 18 ,1999 of Network
Forest
Products Limited



Shareholder                             Number of Class B Shares

1341125 Ontario Limited                      3,416,335


TOTAL:3,416,335

EXHIBIT B

 Intentionally Left Blank

EXHIBIT C

                                   NOTICE OF EXCHANGE






                                              , 199


Value Holdings, Inc.
2307 Douglas Road, Suite 400
Miami, Florida  33145
Attention:  President


Gentlemen/Ladies:

     Reference is made to that certain Exchange Agreement dated
February  17 , 1999 by and among Value Holdings, Inc. and 1341125
Ontario Limited. Capitalized terms utilized herein shall have the same meaning ascribed to them in the Exchange Agreement.

     Please be advised that the undersigned desires to exchange xxxxxxxxx Class B Shares of Network Forest Products Limited for

xxxxxxxxx Company Shares of Value Holdings, Inc.

     In order to facilitate such exchange, enclosed please the following instruments and documents:

     1.   Stock certificate number xxxx, representing xxxxxxxxx
Class B Shares, together with a stock power, separate from certificate, endorsed in blank; and

     2.   A completed and signed representation letter.

     You are requested to comply with your obligations pursuant to
Section 1.5 of the Exchange Agreement.


                                        Sincerely,




cc:  Jonathan D. Leinwand, Esq.
EXHIBIT D

Representation Letter





                                             , 199



Value Holdings, Inc.
2307 Douglas Road, Suite 400
Miami, Florida, 33145


Gentlemen/Ladies:


     1. Exchange Agreement. Reference is made to that certain Exchange Agreement dated February 18 , 1998 (the Exchange Agreement ) by and among Value Holdings, Inc., a Florida corporation (the Company ), and certain persons, including the undersigned (the Shareholder ). Any capitalized term utilized herein which is not defined herein shall have the same meaning ascribed to it in the Exchange Agreement.

     2. Exchange of Shares. The Shareholder desires to exchange Class B Shares for xxxxxxxxx Company Shares.

     3.   Representations, Warranties and Covenants of the
Shareholder.

In order to induce the Company to issue and deliver the Company shares to the Shareholder, the Shareholder represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) The Shareholder acknowledges that the offer, issuance and sale to it of the Shares is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the Act ), pursuant to the provisions of Section 4(2) thereof [and Regulation D promulgated thereunder].

          (b) The Shareholder acknowledges receipt of all of the filings made by the Company with the Securities and Exchange
Commission listed on Exhibit A attached hereto (collectively, the Company Disclosure Documents ).

          (c) The Shareholder represents and warrants to the Company that the Shareholder (i) has thoroughly reviewed and understood the Company Disclosure Documents, and (ii) has had the opportunity to ask questions of, and to receive answers from, officers and employees of the Company concerning the Company and its business, affairs and operations, and the transactions contemplated by this Representation Letter, and to obtain any additional information necessary to verify the accuracy of the Company Disclosure Documents. The Shareholder acknowledges that the Company's officers and employees have answered all inquiries made on behalf of the Shareholder to the satisfaction of the person or persons making such inquiry.

          (d) The Shareholder represents and warrants to the Company that the Shareholder or his representative, by virtue of his education, training and experience, has such knowledge and experience in financial and business matters that he is capable of understanding the information provided to him by the Company and of evaluating the merits and risks of his investment in the Company Shares.

          (e) The Shareholder represents and warrants to the Company that he is an accredited investor, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.

          (f) The Shareholder represents and warrants to the Company that the Company Shares are not being acquired by the Shareholder with a view to, or for resale in connection with, any distribution  within the meaning of the Act.

          (g) The Shareholder acknowledges that the Company Shares have not been registered under the Act. The Shareholder acknowledges and agrees that, as such, the Company Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of unless they are registered under the Act or an exemption from such registration is available.

          (h) The Shareholder acknowledges that any and all certificates representing the Company Shares will bear a restrictive legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
     SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE
     COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE
     AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) SUCH SALE, ASSIGNMENT, TRANSFER,
     CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER
     DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT
     ACT.

          (i) The Shareholder acknowledges that he may subject to the restrictions on resale of the Company Shares imposed by Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (j) The Shareholder represents and warrants to the Company that he acquired the Class B Shares referred to in paragraph 2 above on February 18, 1999.. Upon transfer to the Company, the Company will hold full legal and beneficial title to the Class B Shares referred to in paragraph 2 above free and clear of any and all liens, pledges, security interests, hypothecations, charges, encumbrances and restrictions of any kind or nature whatsoever.


          (l) The Shareholder represents and warrants to the Company that (i) he has full power and authority to execute and deliver this representation letter, and (ii) this Representation Letter has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder and (iii) this Representation Letter is enforceable against the Shareholder in accordance with its terms.


     4. Irrevocability; Survival. The Shareholder acknowledges and agrees that his exchange of Class B Shares for Company Shares is irrevocable and that all of his representations, warranties, covenants, agreements and indemnities set forth herein shall survive the consummation of the exchange of Class B Shares for Company Shares contemplated hereby.

     5. Indemnification. The Shareholder shall indemnify and hold harmless the Company and its directors, officers, employees, attorneys and agents from, against and in respect of the full amount of any and all liabilities, damages, claims, taxes, losses, penalties, interest, costs and expenses, including without limitation reasonable fees and disbursements of legal counsel, arising from, in connection with, or incident to, any breach or violation, or any alleged breach or violation, by the Shareholder of any or all of his representations, warranties, covenants and agreements set forth in this Representation Letter.

     6. Governing Law. This Representation Letter shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof.

     7. Benefits; Binding Effect. This Representation Letter shall be for the benefit of, and shall be binding upon, the Company and the Shareholder and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

     8. Arbitration. If any dispute requiring resolution occurs with respect to this Agreement, the parties shall submit such dispute to the arbitrator for arbitration in accordance with the provisions of the Arbitrations Act (Ontario), such Arbitration to
take place in the City of Toronto.   The Company and the
Shareholder shall each be entitled to appoint one arbitrator and the third member of the arbitration panel shall be appointed by the arbitrators so appointed.

The party desiring such arbitration shall give written notice to that effect to the other party hereto and shall in such notice appoint a disinterested person of recognized competence in the field involved as one of the arbitrators. Within fifteen (15) days thereafter, the later party shall by written notice to the original party, appoint a second disinterested person of recognized competence in such field as an arbitrator. The arbitrators thus appointed shall, as promptly as possible determine such mater, provided, however, that :

          I) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

          ii) If the two arbitrators appointed by the Company and the Shareholder shall be unable to agree upon a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, then the two (2) arbitrators shall give written notice of such failure to agree to the Company and the Shareholder.

If the Company and the Shareholder fail to agree upon the selection of such third arbitrator within fifteen (15) days after the arbitrators appointed by the parties give notice as aforesaid, then within ten (10) days thereafter either of the Company or the Shareholder upon written notice to the other may apply for such appointment to the Ontario Court of Justice (General Division) or to any other court having jurisdiction.

The Company and the Shareholder shall each be entitled to present evidence and argument to the arbitrators. The arbitrator or arbitrators shall have the right only to interpret and apply the terms, covenants, agreements, provisions, conditions and limitations of this Agreement and may not change any terms, covenants, provisions, conditions or limitations, or deprive any party to this Agreement to any right or remedy expressly or impliedly provided in this Agreement.

          iii) The determination of the majority of the arbitrators or of the sole arbitrator, as the case may be, shall be conclusive upon the Company and the Shareholder and judgment upon the same may be entered in any Court having jurisdiction thereof and there shall be no appeal therefrom. The arbitrators shall give written notice to the Company and the Shareholder stating their determination, and shall furnish each with a copy of such determination signed by them.

          iv) In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

          The expenses of resolving the disputes described in this Sub-paragraph shall be borne by the Company and the Shareholder equally. The Company and the Shareholder shall, however, be responsible for their own legal fees and disbursements and the fees and expenses of its witnesses, if any.


     9. Headings. The headings contained in this Representation Letter are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.



                                   Sincerely,









CC: Jonathan D. Leinwand, Esq.

EXHIBIT A
TO REPRESENTATION LETTER

VALUE HOLDINGS, INC.
 (f/k/a Linium Technology, Inc.)

Company Disclosure Documents



     Annual Report on Form 10-K for the fiscal year ended October
31
 , 199, as amended

     Quarterly Report on Form 10-Q for the period ended July 31,
199, as amended

     Quarterly Report on Form 10-Q for the period ended April 31,
199, as amended

     Quarterly Report on Form 10-Q for the period ended January 31, 199, as amended


NOTE:  THIS LIST WILL BE UPDATED PRIOR TO THE TIME OF ANY EXCHANGE.





EXHIBIT E

                          VALUE HOLDINGS, INC.
                     (f/k/a Linium Technology, Inc.)

                      Company Disclosure Documents



Annual Report on Form 10-KSB for the fiscal year ended October
31, 1998, as amended

     Quarterly Report on Form 10-Q for the period ended July 31,
1998, as amended

     Quarterly Report on Form 10-Q for the period ended April 31,
1998, as amended

     Quarterly Report on Form 10-Q for the period ended January 31, 1998, as amended




NOTE:  THIS LIST WILL BE UPDATED AT CLOSING

Exhibit F

Current Liabilities of the Company Not Otherwise Specifically
Disclosed on the Company's Form 10-KSB for the Fiscal Year
Ended October 31, 1998

Exhibit 10.55  Guarantee

GUARANTEE


TO:  BNY FINANCIAL CORPORATION - CANADA


          For valuable consideration, VALUE HOLDINGS, INC. unconditionally guarantees and promises to pay to BNY FINANCIAL CORPORATION - CANADA (the Lender ), on demand, any and all indebtedness of NETWORK FOREST PRODUCTS LIMITED (the Borrower ) pursuant to the Credit Agreement between the Borrower and the Lender dated as of February 18, 1999 as the same may be amended, restated, supplemented, revised or replaced from time to time.
The word indebtedness is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by the Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

          The liability of the undersigned under this Guarantee shall be unlimited. This is a continuing Guarantee relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied.

          The obligations hereunder are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the undersigned whether action is brought against the Borrower or whether the Borrower be joined in any such action or actions; and the undersigned waives the benefit of any statute of limitations affecting its liability hereunder.

          The undersigned authorizes the Lender, without notice or demand and without affecting its liability hereunder, from time to time, either before or after revocation hereof, to:

     renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon;

     receive and hold security for the payment of this Guarantee or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

     apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine; and Release or substitute any guarantors.

          The undersigned waives any right to require the Lender to:

     proceed against the Borrower;

     proceed against or exhaust any security held from the Borrower or any other person; or

     pursue any other remedy in the Lender's power whatsoever.

          The undersigned waives any defence arising by reason of any disability or other defence of the Borrower, or the cessation from any cause whatsoever of the liability of the Borrower, or any claim that the undersigned's obligations exceed or are more burdensome than those of the Borrower, the undersigned waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), arising from the existence or performance of this Guarantee and the undersigned waives any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower, and waive any benefit of, and any right to participate in, any security now or hereafter held by the Lender. The Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, or realize any deed of trust or other security securing the indebtedness, and, even though the foreclosure or other realization may destroy or diminish the undersigned's rights against the Borrower or may result in security being sold at an under value, the undersigned shall be liable to the Lender for any part of the indebtedness remaining unpaid after the foreclosure or other realization. The undersigned waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonour, and notices of acceptance of this Guarantee and of the existence, creation, or incurring of new or additional indebtedness.

          The undersigned acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower's financial conditions or business operations as the undersigned may require, and that the Lender has no duty at any time to disclose to the undersigned any information relating to the business operations or financial conditions of the Borrower.

          To secure all of the undersigned s obligations hereunder, the undersigned assigns and grants to the Lender a security interest in all moneys, securities and other property of the undersigned now or hereafter in the possession of the Lender, and all deposit accounts of the undersigned maintained with the Lender, and all proceeds thereof.

Upon default or breach of any of the undersigned's obligations to the Lender, the Lender may apply any deposit account to reduce the indebtedness, and may realize upon any collateral as provided by law and in any security agreements between the Lender and the undersigned.

          Any obligations of the Borrower to the undersigned, now or hereafter existing, including but not limited to any obligations to the undersigned as subrogees of the Lender or resulting from the undersigned's performance under this Guarantee, are hereby assigned to the Lender and postponed and subordinated to the indebtedness. Any such obligations of the Borrower to the undersigned received by the undersigned shall be received in trust for the Lender and the proceeds thereof shall forthwith be paid over to the Lender on account of the indebtedness of the Borrower to the Lender, but without reducing or affecting in any manner the liability of the undersigned under the provisions of this Guarantee. This assignment and postponement is independent of and severable from this Guarantee and shall remain in full force and effect whether or not the undersigned is liable for any amount under this Guarantee.

          This Guarantee may be revoked at any time by the undersigned in respect to future transactions, unless there is a continuing consideration as to such transactions which the undersigned does not renounce. Such revocation shall be effective upon the expiration of three (3) months after actual receipt by the Lender at:
              BNY Financial Corporation- Canada,
              4 King Street West, Suite 1103,
              Toronto, Ontario M5H 1B6
              Attention: Vice- President

(or such address as the Lender may communicate to the undersigned) of written notice of revocation with a copy to:
              BNY Financial Corporation,
              1290 Avenue of the Americas,
              New York, New York, 10104,
              Attention:  Loan Administration Department,
              Mr. Frank Imperato, V.P.,
              telecopier: (212) 408-7162.

Revocation shall not affect any of the undersigned's obligations or the Lender's rights with respect to transactions which precede the expiration of the three (3) month period following the Lender's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of the Lender authorized hereunder. If this Guarantee is revoked, returned or cancelled, and subsequently any payment or transfer of any interest in property by the Borrower to the Lender are rescinded or must be returned by the Lender to the Borrower, this Guarantee shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

          Where the Borrower becomes bankrupt or makes an assignment for the benefit of creditors or if any circumstances arise necessitating the Lender to file a claim against the Borrower and/or to value its securities, the Lender shall be entitled to place such valuation on its securities as the Lender may in its absolute discretion see fit and the filing of such claim and the valuing of securities shall not in any way prejudice or restrict the claim of the Lender against the undersigned and in no way discharges the undersigned from its liability hereunder to the Lender, either in whole or in part and until all indebtedness of the Borrower to the Lender has been fully paid, the Lender shall have the right to include in its claim the amount of all sums paid by the undersigned to the Lender under this Guarantee and to prove and rank for and receive dividends in respect of such claim, any and all rights to prove and rank for such sums paid for by the undersigned and receive the full amount of all dividends in respect thereto are hereby assigned and transferred to the Lender by the undersigned.

          Any account settled or stated by or between the Lender and the Borrower, or, if any such account has not been so settled or stated immediately before demand for payment under this Guarantee, any account stated by the Lender, shall be accepted by the undersigned as conclusive evidence of the amount which at the date of the account so settled or stated is due by the Borrower to the Lender or remains unpaid by the Borrower to the Lender.

          The undersigned shall make payment to the Lender of the amount of its liability to the Lender forthwith after demand therefor is made in writing and such demand shall be deemed to have been effectually made when an envelope containing such demand addressed to the undersigned, at its address last known to the Lender, is deposited, postage prepaid, in the post office. All payments hereunder shall be made to the Lender at the office of the Lender set out in paragraph 9 hereof.

          If any provision of this Guarantee is determined in any proceeding in a court of competent jurisdiction to be void or to be wholly or partly unenforceable, that provision shall for the purposes of such proceeding, be severed from this Guarantee at the Lender s option and shall be treated as not forming a part hereof and all the remaining provisions of this Guarantee shall remain in full force and be unaffected thereby.

          This Guarantee shall not be subject to or affected by any promise or condition affecting or limiting the liability of the undersigned except as expressly set forth herein and no statement, representation, agreement or promise on the part of the Lender or any officer, employee or Lender thereof, unless contained herein, forms any part of this contract or has induced the making thereof or shall be deemed in any way to affect the liability of the undersigned hereunder.

          There are no representations, collateral agreements or conditions with respect to this Guarantee affecting the liability of the undersigned hereunder other than contained herein.

          This Guarantee shall extend to and enure to the benefit of the Lender and its successors and assigns, and shall extend to and be binding upon the undersigned and its successors and assigns.

          The Lender may, without notice to the undersigned and without affecting the undersigned s obligations hereunder, assign the indebtedness and this Guarantee, in whole or in part. The undersigned agrees that the Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the indebtedness any and all information in the Lender's possession concerning the undersigned, this Guarantee, and any security for this Guarantee.


          If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the Original Currency ) into another currency (the Second Currency ), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase, in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. The undersigned agrees that its obligation in respect of any Original Currency due from it to the Lender hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged to be due hereunder in the Second Currency the Lender may, in accordance with normal banking procedures, purchase, in the New York City foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the undersigned agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term rate of exchange in this paragraph 19 means the spot rate at which the Lender, in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

          The undersigned agrees to pay all reasonable legal fees, including allocated costs of the Lender's in-house counsel, and all other costs and expenses which may be incurred by the Lender in the enforcement of this Guarantee.

          All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of Florida.

          The undersigned acknowledges receipt of an executed copy of this Guarantee.


          Executed as of this 18th day of February, 1999.


     VALUE HOLDINGS, INC.



                         Per:c/s
     Name:
     Title:

S:\Client\2570\49\Docs\Guarantee.VHI.2.VG.wpd
Exhibit 17.01 Resignation of Jeffrey Kurtz



To: The Board of Directors of Value Holdings, Inc.

     I hereby tender my resignation as a member of the board of directors to take effect immediately.

Dated: 02/22/99



By:  /s/ Jeffrey Kurtz
     Jeffrey Kurtz




To: The Board of Directors of Value Holdings, Inc.

     I hereby tender my resignation as a member of the board of directors to take effect immediately.

Dated: 02/22/99



By:  /s/ Eugene Bialys
     Eugene Bialys